Exhibit 99.1

Maison Solutions Appoints Jacob Cao as Chief Operating Officer

MONTEREY PARK, CA / ACCESS Newswire / February 27, 2025 / Maison Solutions Inc. (NASDAQ: MSS) ("Maison Solutions" or the "Company"), a U.S.-based specialty grocery retailer offering traditional Asian and international food and merchandise, announced the appointment of Jacob Cao as its new Chief Operating Officer. In this role, Cao will oversee operating strategies with a focus on implementing new policies that aid Maison in its continued strategic expansion.

“We look forward to integrating Jacob into our executive team and leveraging his deep operational expertise across our entire portfolio,” said John Xu, Chief Executive Officer of Maison Solutions. “With our Lee Lee stores fully integrated into our financial statements, we’ll begin exploring synergistic growth opportunities that mutually benefit our stores in California and Arizona. As we advance our renovation efforts in the HK Good Fortune store, explore new strategic acquisition opportunities, and foster a streamlined grocery operation between the two states under a unified entity, we are confident that Jacob will play a pivotal role in enhancing our financial profile and brand presence.”

Cao brings over eight years of experience in the specialty grocery and catering industry. Most recently, he served as the Operations Manager at a Maison Solutions-owned entity in El Monte, California. Prior to that, Cao held multiple operational management roles within the grocery industry including LSK and Sonic Plus LLC.

“I am very excited to join the senior leadership team at Maison Solutions as we strive to further expand our presence in the specialty grocery store industry,” said Jacob Cao. “Having been with Maison Solutions since 2023 and witnessing the growth through its IPO and recent acquisition of Lee Lee Oriental Supermart, I look forward to working closely with the executive team to build upon the Company’s growth and momentum.”

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. Since its formation in 2019, the Company has acquired equity interests in four traditional Asian supermarkets in the Los Angeles, California area, operating under the brand name HK Good Fortune, and three supermarkets in the Phoenix and Tucson, Arizona metro areas, operating under the brand name Lee Lee International Supermarket. To learn more about Maison Solutions, please visit the Company's website at www.maisonsolutionsinc.com. Follow us on LinkedIn and X.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, copies of which are available on the SEC's website at www.sec.gov. Maison Solutions undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after the date of this release, except as required by law.

Investor Relations Contact:

Gateway Group, Inc.

+1-949-574-3860

MSS@gateway-grp.com